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                                                                    EXHIBIT 10.6

                            ASSET PURCHASE AGREEMENT

                                     between

               Shenzhen Mindray Bio-medical Electronics Co., Ltd.
                                       and
                    Mindray Electronics (Shenzhen) Co., Ltd.

This Agreement dated as of April 9, 2002 was entered into by and between the following parties:

PARTY A: Shenzhen Mindray Bio-medical Electronics Co., Ltd.

Legal Representative: Xu Hang

Domicile: Room B, 3/F New Energy Building, Nanyou Avenue, Nanshan District, Shenzhen

PARTY B: Mindray Electronics (Shenzhen) Co., Ltd.

Legal Representative: Chen Wenzi

Domicile: 13D, Block B, Yue Hai Building, east of Nanyou Avenue and north of Longcheng Road, Nanshan District, Shenzhen

After full consultation, Party A and Party B agree as follows on the matters regarding the purchase by Party A of certain assets of Party B:

ARTICLE ONE PARTIES TO THE AGREEMENT

1. Party A - Shenzhen Mindray Bio-medical Electronics Co., Ltd. is a Sino-foreign joint venture company limited by shares registered with Shenzhen Municipal Administration of Industry and Commerce on January 25, 1999 and has been issued an Enterprise Legal Person Business License with a registration number of Qi Gu Yue Shen Zong Zi No.109722.

2. Party B - Mindray Electronics (Shenzhen) Co., Ltd. is a wholly foreign-owned enterprise registered with Shenzhen Municipal Administration of Industry and Commerce on March 6, 1991 and has been issued an Enterprise Legal Person Business License with a registration number of Qi Yue Du Shen Zong Zi No.306991.

ARTICLE TWO APPROVAL AND CONSENT

The purchase of Party B's assets by Party A contemplated hereunder has been approved by the board of directors of each party.


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ARTICLE THREE SCOPE OF THE PURCHASED ASSETS

Party A will purchase Party B's existing assets which shall be the property located at northern half of floor 4, New Energy Building, Nanshan District, Shenzhen.

ARTICLE FOUR METHOD OF PURCHASE AND PRICE

Party B will sell the property to Party A in a single deal. The sale price of Party B, also the purchase price of Party A, shall be the net book value of the property in the current month equal to RMB 4,735,612.56.

Method and time of payment. Party A shall fully pay the purchase price to Party B during the period starting from the effective date of this Agreement and ending on May 31, 2002.

ARTICLE FIVE REPRESENTATIONS, WARRANTIES AND COVENANTS

1. Party B hereby gives the representations, warranties and covenants to Party A as follows and acknowledges that Party A enters into this Agreement by reliance on such representations, warranties and covenants:

     (1) Party B is an enterprise legal person duly organized and existing under the applicable laws and has acquired all the authorizations, approvals and consents necessary for transfer a portion of its assets;

     (2) The purchased assets are not subject to any mortgage, security, lien and other circumstances or facts which will legally or factually affect Party A's purchase;

     (3) Party B has the right and capacity to execute this Agreement. This Agreement will constitute a legally binding document on Party B upon execution by it;

     (4) The obligations imposed on Party B hereunder are legal and valid and will neither conflict with the obligations of Party B under any other agreements nor violate any law.

2. Party A hereby gives the representations, warranties and covenants to Party B as follows and acknowledges that Party B enters into this Agreement by reliance on such representations, warranties and covenants:

     (1) Party A is an enterprise legal person duly organized and existing under the applicable laws and has acquired all the authorizations, approvals and consents necessary for purchase of Party B's assets;

     (2) Party A has the right and capacity to execute this Agreement. This Agreement will constitute a legally binding document on Party A upon execution by it;


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     (3)  The obligations imposed on Party A hereunder are legal and valid and will neither conflict with the obligations of Party A under any other agreements nor violate any law.

ARTICLE SIX TERMINATION OF THE AGREEMENT

At any time Party B legally acquires the payment of the purchase price by Party A for purchase of Party B's assets in accordance with the provisions hereof,

1. Upon the occurrence of any of the following circumstances, Party B shall have the right to terminate this Agreement by giving a notice to Party A and take back the purchased assets hereunder:

     (1) there arises any event which is unpredictable or unavoidable and the result of which cannot be eliminated, resulting in factual impossibility of purchase of the assets contemplated hereunder;

     (2) Party A breaches any of the provisions hereof and such breach has made the purposes under this Agreement unavailable;

     (3) there arises any fact or event which makes the representations, warranties and covenants of Party A substantially untrue.

2. Upon the occurrence of any of the following circumstances, Party A shall have the right to terminate this Agreement by giving a notice to Party B:

     (1) Party B breaches any of the provisions hereof and such breach has made the purposes under this Agreement unavailable;

     (2) there arises any fact or event which makes the representations, warranties and covenants of Party B substantially untrue.

3. Upon termination of this Agreement under the sub-clauses 1 and 2 of this article, except for the rights and obligations specified in Article Eight and Article Nine hereof and those that have arisen from the Agreement prior to such termination, both parties shall neither enjoy the rights hereunder nor assume the obligations hereunder.

ARTICLE SEVEN LIABILITIES FOR BREACH OF THE AGREEMENT

Failure to perform the obligations specified herein by either party shall constitute a breach of the Agreement and the breaching party shall bear the liabilities for compensation arising therefrom.

1. Party B's recourse to ownership. If Party A fails to make full payment of the purchase price when due pursuant to the payment terms set forth in Article Six hereof, Party B shall have the recourse to the ownership of the assets for which the payment of the purchase price is in default.


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2.   If Party A delays in make payment, it shall pay to Party B a late payment charge in the amount of 0.04% of the unpaid purchase price.

3. Failure by Party B to proceed with the formalities for asset transfer within five working days (subject to the date on which Party B receives the remittance voucher) after Party A's full payment of the purchase price within the defined term shall constitute a breach of this Agreement. Party B shall refund Party A for all the payments made by the latter and the interest accrued on such payments and pay to Party A the liquidated damages equal to 10% of the purchase price.

ARTICLE EIGHT CONFIDENTIALITY

1. Except for the disclosure permitted in the sub-clause 2 below, both parties hereto shall strictly maintain the confidentiality of the information acquired as a result of execution and performance of this Agreement in connection with following aspects:

     (1)  all provisions of this Agreement;

     (2)  the negotiations relating to this Agreement;

     (3)  the target assets under this Agreement;

     (4)  the trade secrets of each party.

2. Only under any of the following circumstances may either party hereto disclose the information described in the sub-clause 1 of this article:

     (1)  under legal requirements;

     (2)  at the request of any competent government agency;

     (3) disclosure to the professional consultant or lawyer of such party (if any);

     (4) disclosure of information already made available to the public other than as a result of such party's fault;

     (5)  upon a prior written consent given by either party.

3. This article shall survive the termination of this Agreement and shall not be affected by lapse of time.

ARTICLE NINE MATTERS NOT COVERED IN THIS AGREEMENT


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Any matters not covered herein may be agreed by Party A and Party B by entering into a supplementary agreement. The supplementary agreement shall have the same legal effect as this Agreement.

ARTICLE TEN EFFECTIVENESS OF THE AGREEMENT

This Agreement shall become effective as of the date when both parties execute this Agreement or affix their official seals to this Agreement.

ARTICLE ELEVEN MISCELLANEOUS

This Agreement is made in duplicate and each party shall hold one. Both shall be of equal legal effect.

                     (The end of the body of the Agreement.)

     Both parties have executed this Agreement as follows:

          Party A: Shenzhen Mindray Bio-medical Electronics Co., Ltd. (official seal)

          Legal Representative/Authorized Signatory: Xu Hang

          Party B: Mindray Electronics (Shenzhen) Co., Ltd. (official seal)

          Legal Representative/Authorized Signatory: Chen Wenzi


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